EXHIBIT INDEX

2.          Opinion of counsel

6.          Actuarial opinion of Mark Gorham

7.          Written actuarial consent of Mark Gorham

8.          Written auditor consent of Ernst & Young LLP

9. Power of Attorney to sign amendments to this Registration Statement dated April 25, 2001